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                                  EXHIBIT 23.1

                CONSENT OF CURRENT INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
First Robinson Financial Corporation
Robinson, Illinois


We consent to the incorporation by reference in two registration statements on Form S-8, the First Robinson Financial Corporation Recognition and Retention Plan and the First Robinson Financial Corporation 1998 Stock Option and Incentive Plan, of our report, dated May 7, 2004, relating to the consolidated balance sheet of First Robinson Financial Corporation and subsidiary as of March 31, 2004, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended March 31, 2004, which report appears in the March 31, 2004 Annual Report on Form 10-KSB of First Robinson Financial Corporation.


                                                 /s/ BKD, LLP





St. Louis, Missouri
June 28, 2004